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                                                               EXHIBIT 21.1


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     Applied Digital Solutions, Inc.

     List of Subsidiaries

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     Company Name                                                           Country or State of Incorporation/Formation

     ACT Communications Inc.                                                Delaware
     ACT-GFX Canada, Inc.                                                   Ontario, Canada
     ADS Bay Area, Inc. f/k/a Lynch, Marks & Associates, Inc.               California
     ADS Monterey, Inc. f/k/a Hornbuckle Engineering, Inc.                  California
     ADSI Telecomm Services, Inc.                                           Pennsylvania
     ADSI Telecomm Services of Maryland, Inc.                               Maryland
     Advanced Telecomm of Maryland, Inc.                                    Pennsylvania
     Advanced Telecomm of Pittsburgh                                        Pennsylvania
     Advanced Telecommunications, Inc.                                      Illinois
     The Americom Group, Inc.                                               Louisiana
     Applied Digital Oracle Practice, Inc. f/k/a Port Consulting, Inc.      Florida
     Applied Digital Retail, Inc. f/k/a Transatlantic Software
       Corporation Inc.                                                     Delaware
     Applied Digital Retail Limited f/k/a Transatlantic Software
       Corporation Limited                                                  United Kingdom
     Applied Digital Solutions Financial Corp.                              New Hampshire
     Applied Digital Solutions International Limited                        United Kingdom
     Arjang, Inc. f/k/a Applied Digital Retail, Inc. f/k/a STR, Inc.        Ohio
     BALVA Financial Corporation                                            Maryland
     Blue Star Electronics, Inc.                                            New Jersey
     Bostek, Inc.                                                           Massachusetts
     Caledonian Venture Holdings Limited                                    United Kingdom
     Computer Equity Corporation                                            Delaware
     Cybertech Station, Inc.                                                Pennsylvania
     Digital Angel Corporation f/k/a Medical Advisory Systems, Inc.         Delaware
     Digital Angel Technology Corporation f/k/a Digital Angel
       Corporation f/k/a Digital Angel.net Inc.                             Delaware
     Digital Angel Holdings, LLC                                            Minnesota
     Digital Highways, Inc.                                                 Virginia
     Elite Computer Services, Inc.                                          New Jersey
     Federal Convention Contractors, Inc.                                   Delaware
     Federal Services, Inc.                                                 Delaware
     Government Telecommunications, Inc.                                    Virginia
     Independent Acquisition, Inc.                                          California
     Information Technology Services, Inc.                                  New York
     InfoTech USA, Inc. f/k/a Information Products Center, Inc.             New Jersey
     Intellesale, Inc. f/k/a Intellesale.com, Inc.                          Delaware
     Micro Components International Incorporated                            Massachusetts
     Neirbod Corp. f/k/a ACT Wireless Corp.                                 Delaware
     Norcom Resources Incorporated                                          Minnesota
     Payless Communications Inc.                                            British Columbia, Canada
     PDS Acquisition Corp.                                                  Delaware
     Perimeter Acquisition Corp.                                            Delaware
     Pizarro Re-Marketing, Inc.                                             Texas
     Precision Point Corporation                                            Delaware




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     Company Name                                                           Country or State of Incorporation/Formation

     Service Transport Company                                              New Jersey
     Signal Processors Limited                                              United Kingdom
     Signature Industries Limited                                           United Kingdom
     SysComm International Corporation                                      Delaware
     Teledata Concepts, Inc.                                                Florida
     Thermo Life Energy Corp. f/k/a Advanced Power Solutions, Inc.          Delaware
     TigerTel Communications Inc. successor by merger with TigerTel
       Telecommunications Corp. f/k/a Consolidated Technologies
       Holdings Inc.*                                                       British Columbia, Canada
     Timely Technology Corp.                                                California
     U.S. Kite & Key Corp. f/k/a U.S. Electrical Products Corp.             New Jersey
     VeriChip Corporation f/k/a Surgical Identification Services, Inc.      Delaware
     WebNet Services, Inc.                                                  New York
     WYR, Inc. f/k/a GDB Software Services, Inc.                            New York

     * Applied Digital Solutions, Inc. owns 21.88% of the corporation
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